Exhibit 99.28(m)

INVESTMENT MANAGERS SERIES TRUST II

DISTRIBUTION PLAN FOR EXCHANGE-TRADED FUNDS

This Distribution Plan (the “Plan”) is adopted in accordance with Rule 12b–1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), with respect to the series (each a “Fund” and collectively the “Funds”) identified on Schedule A attached hereto and incorporated herein.

The Trust has approved the distributor on behalf of each series (the “Distributor”) pursuant to which the Distributor will act as the distributor with respect to the creation and distribution of Creation Unit aggregations of Shares (the “Creation Units”) of the Funds as described in the Trust’s registration statement under the 1940 Act and under the Securities Act of 1933, as amended (the “Registration Statement”).

As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Uncertainty may exist from time to time with respect to whether payments to be made by the Trust to the Distributor, which serves as the distributor to various Funds, or to other firms under agreements with respect to the Funds (“Firms”), may be deemed to constitute impermissible distribution expenses. Accordingly, payments by the Trust and expenditures made by others out of monies received from the Trust which are later deemed to be for the financing of any activity primarily intended to result in the sale of Creation Units of the Funds shall be deemed to have been made pursuant to the Plan.

The provisions of the Plan are as follows:

1.       Annual Fee. Subject to the limitations of applicable law and regulations, each Fund is authorized to compensate the Distributor up to a maximum amount of 0.25% per annum of each Fund’s average daily net assets to finance any activity primarily intended to result in the sale of Creation Units of each Fund or for providing or arranging for others to provide shareholder services and for the maintenance of shareholder accounts. The Trust will pay to the Distributor an annual fee and the Distributor may use this fee to compensate Firms for the services they provide for the benefit of each Fund and its shareholders, including expenses in connection with the promotion and distribution of the Fund’s Creation Units. The Distributor may compensate such Firms directly or work with the Trust’s service providers to have this fee paid directly by the Fund to such Firms. The annual fee paid will be calculated daily and paid monthly by the Fund based on the average daily net assets of the Fund up to the amount set forth on Schedule A hereto.

2.      (A)    Expenses Covered by the Plan. The fees paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of Creation Units of each Fund (“distribution services”), including, but not limited to: (a) paying the costs of and compensating others, including Authorized Participants with whom the Distributor has entered into written Authorized Participants Agreements, for performing shareholders servicing on behalf of the Fund; (b) compensating certain Authorized Participants for providing assistance in distributing the Creation Units of the Funds, including the travel and communication expenses and salaries and/or commissions of sales personnel in connection with the distribution of the Creation Units of the Fund; (c) payments made to, and expenses of, persons who provide support services in connection with the distribution of shares of the Fund including, but not limited to, personnel of the Distributor or the Fund’s investment advisor (the “Advisor”) and their respective affiliates, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, and providing any other shareholder services not otherwise provided by the Trust’s other servicing arrangements; (d) payments made pursuant to any dealer agreements between the Distributor and certain broker–dealers, financial institutions and other service providers; (e) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, meetings, presentations, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective purchasers of Creation Units; (g) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; (h) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable; and (i) reimbursement to the Advisor for expenses advanced on behalf of the Fund with respect to such activities. Such expenses shall be deemed incurred whether paid directly by the Distributor or by a third party to the extent reimbursed therefor by the Distributor.

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For each Fund, the fee paid pursuant to this paragraph (A) shall not exceed an annual limit of 0.25% of the average daily net assets.

         (B)      Shareholder Liaison Services Fee. Subject to the annual limits specified below, fees paid under Section 1 of the Plan with respect to a Fund may be used to pay for any shareholder liaison services that are not primarily intended to result in the sale of Creation Units of such Fund and are not otherwise provided by the Trust’s transfer agency or other servicing arrangements including, but not limited to (a) personal services such as responding to customer inquiries and providing information on their investments (b) services related to the maintenance of shareholder accounts; and (c) such other shareholder liaison services as the Fund or the Distributor may reasonably request. Such expenses shall not include transfer agent, custodian, or similar fees; charges for the maintenance of records, recordkeeping and related costs; accounting expenses; or fees for other services that are not covered by the term “service fee” as defined in FINRA Notice to Members 93-12. Such expenses shall be deemed incurred whether paid directly by the Distributor or by a third party to the extent reimbursed therefor by the Distributor.

For each Fund, the fee paid pursuant to this paragraph (B) for any annual period shall be limited to (i) 0.25%, minus (ii) any amounts paid pursuant to paragraph (A) of this Section 2.

3.       Written Reports. The Distributor shall furnish to the Board of Trustees of the Trust, for its review, on at least a quarterly basis, a written report of the monies paid to it or Firms under the Plan with respect to each Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to the Fund.

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4.     Effective Date of Plan and Continuance. The Plan shall take effect with respect to a Fund at such time as it has received requisite Trustee and shareholder approval (if any) with respect to such Fund (the “Effective Date”), as set forth in Schedule A, which may be amended from time to time. The Plan shall continue in effect with respect to such Fund indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Independent Trustees"), cast in person at a meeting called for such purpose or by vote of at least a majority of the outstanding voting securities of such Fund.

5.       Termination. The Plan may be terminated at any time with respect to any Fund without penalty by vote of a majority of the Independent Trustees or by vote of the majority of the outstanding voting securities of such Fund, as applicable, and any dealer agreement under the Plan may be likewise terminated on not more than sixty (60) days’ written notice. Failure to renew the Plan with respect to any Fund on an annual basis shall also constitute termination of the Plan with respect to such Fund. Any dealer agreement under the Plan will also terminate automatically in the event of its assignment, as that term is defined in the 1940 Act. Once either the Plan or a dealer agreement is terminated with respect to any Fund, no further payments shall be made under the Plan or such dealer agreement, as the case may be, relating to the Fund with respect to services performed or costs incurred after the date of termination or with respect to unreimbursed current or carried forward distribution expenses as of the date of termination.

6.       Amendments. The Plan may not be amended to increase materially the amount to be spent for distribution services with respect to shares of a Fund, as applicable, pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of such Fund. All material amendments to the Plan shall be approved by a vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for such purpose or in any other manner permitted by the 1940 Act.

7.       Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust will be committed to the discretion of the Trustees who are not themselves interested persons of the Trust.

8.      Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to Section 3 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

9.       Limitation of Liability. Any obligation of a Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding on any other series of the Trust or any Trustee, officer, employee, agent, or shareholder of the Trust. Neither the authorization of any action by the Board or shareholders of the Fund nor the adoption of the Plan on behalf of the Fund shall impose any liability upon any Trustee or upon any shareholder.

10.     Meanings of Certain Terms. As used in the Plan, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act by the Securities and Exchange Commission.

11.     Severability; Separate Action. If any provision of the Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Adopted on December 6, 2021.

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SCHEDULE A

ANNUAL FEES PAID WITH RESPECT TO THE

RULE 12B–1 DISTRIBUTION PLAN FOR EXCHANGE TRADED FUNDS

	Fund	Annual Fee	Approval Date
1	Bell AAA CLO Bond ETF	0.25%	4/21/2022
2	Astoria Real Assets ETF	0.25%	12/6/2021
3	AXS Esoterica NextG Economy ETF	0.25%	10/27/2022
4	AXS Green Alpha ETF	0.25%	7/20/2022
5	AXS Knowledge Leaders ETF	0.25%	7/22/2024
6	Tradr 1.5X Short NVDA Daily ETF	0.25%	4/21/2022
7	Tradr 1X Short Innovation Daily ETF	0.25%	4/4/2022
8	Tradr 2X Long Innovation ETF	0.25%	4/4/2022
9	Tradr 2X Short TSLA Daily ETF	0.25%	4/21/2022
10	Tradr 2X Long SPY Quarterly ETF	0.25%	7/24/2024
11	Tradr 2X Long Innovation 100 Monthly ETF	0.25%	7/24/2024
12	Tradr 2X Long Innovation 100 Quarterly ETF	0.25%	7/24/2024
13	Tradr 2X Long ACHR Daily ETF	0.25%	4/23/2025
14	Tradr 2X Long ALAB Daily ETF	0.25%	4/23/2025
15	Tradr 2X Long APP Daily ETF	0.25%	4/23/2025
16	Tradr 2X Long ASTS Daily ETF	0.25%	4/23/2025
17	Tradr 2X Long CEG Daily ETF	0.25%	4/23/2025
18	Tradr 2X Long CRWV Daily ETF	0.25%	4/23/2025
19	Tradr 2X Long GEV Daily ETF	0.25%	4/23/2025
20	Tradr 2X Long LRCX Daily ETF	0.25%	4/23/2025
21	Tradr 2X Long QBTS Daily ETF	0.25%	4/23/2025
22	Tradr 2X Long QUBT Daily ETF	0.25%	4/23/2025
23	Tradr 2X Long RGTI Daily ETF	0.25%	4/23/2025
24	Tradr 2X Long SMR Daily ETF	0.25%	4/23/2025
25	Tradr 2X Long TEM Daily ETF	0.25%	4/23/2025
26	Tradr 2X Long UPST Daily ETF	0.25%	4/23/2025
27	Tradr 2X Long ZS Daily ETF	0.25%	4/23/2025
28	Tradr 2X Long APLD Daily ETF	0.25%	7/16/2025
29	Tradr 2X Long CLSK Daily ETF	0.25%	7/16/2025
30	Tradr 2X Long CORZ Daily ETF	0.25%	7/16/2025
31	Tradr 2X Long CRDO Daily ETF	0.25%	7/16/2025
32	Tradr 2X Long DHI Daily ETF	0.25%	7/16/2025
33	Tradr 2X Long IBM Daily ETF	0.25%	7/16/2025
34	Tradr 2X Long JOBY Daily ETF	0.25%	7/16/2025
35	Tradr 2X Long NBIS Daily ETF	0.25%	7/16/2025
36	Tradr 2X Long NVTS Daily ETF	0.25%	7/16/2025
37	Tradr 2X Long U Daily ETF	0.25%	7/16/2025
38	Tradr 2X Long BE Daily ETF	0.25%	10/15/2025
39	Tradr 2X Long CLS Daily ETF	0.25%	10/15/2025
40	Tradr 2X Long FLY Daily ETF	0.25%	10/15/2025
41	Tradr 2X Long IREN Daily ETF	0.25%	10/15/2025
42	Tradr 2X Long MCHP Daily ETF	0.25%	10/15/2025
43	Tradr 2X Long ON Daily ETF	0.25%	10/15/2025
44	Tradr 2X Long OPEN Daily ETF	0.25%	10/15/2025
45	Tradr 2X Long WULF Daily ETF	0.25%	10/15/2025

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	Fund	Annual Fee	Approval Date
46	Tradr 2X Long ARQQ Daily ETF	0.25%	12/16/2025
47	Tradr 2X Long BETR Daily ETF	0.25%	12/16/2025
48	Tradr 2X Long BKKT Daily ETF	0.25%	12/16/2025
49	Tradr 2X Long CRML Daily ETF	0.25%	12/16/2025
50	Tradr 2X Long FRMI Daily ETF	0.25%	12/16/2025
51	Tradr 2X Long INOD Daily ETF	0.25%	12/16/2025
52	Tradr 2X Long LAC Daily ETF	0.25%	12/16/2025
53	Tradr 2X Long NTSK Daily ETF	0.25%	12/16/2025
54	Tradr 2X Long ONDS Daily ETF	0.25%	12/16/2025
55	Tradr 2X Long PATH Daily ETF	0.25%	12/16/2025
56	Tradr 2X Long QURE Daily ETF	0.25%	12/16/2025
57	Tradr 2X Long RZLV Daily ETF	0.25%	12/16/2025
58	Tradr 2X Long SHLS Daily ETF	0.25%	12/16/2025
59	Tradr 2X Long USAR Daily ETF	0.25%	12/16/2025
60	Tradr 2X Long WDC Daily ETF	0.25%	12/16/2025
61	Tradr 2X Long AAOI Daily ETF	0.25%	12/16/2025
62	Tradr 2X Long BTBT Daily ETF	0.25%	12/16/2025
63	Tradr 2X Long BTDR Daily ETF	0.25%	12/16/2025
64	Tradr 2X Long COHR Daily ETF	0.25%	12/16/2025
65	Tradr 2X Long INDI Daily ETF	0.25%	12/16/2025
66	Tradr 2X Long LEU Daily ETF	0.25%	12/16/2025
67	Tradr 2X Long LITE Daily ETF	0.25%	12/16/2025
68	Tradr 2X Long POET Daily ETF	0.25%	12/16/2025
69	Tradr 2X Long QMCO Daily ETF	0.25%	12/16/2025
70	Tradr 2X Long RR Daily ETF	0.25%	12/16/2025
71	Tradr 2X Long SEDG Daily ETF	0.25%	12/16/2025
72	Tradr 2X Long SERV Daily ETF	0.25%	12/16/2025
73	Tradr 2X Long SNDK Daily ETF	0.25%	12/16/2025
74	Tradr 2X Long UUUU Daily ETF	0.25%	12/16/2025
75	Tradr 2X Long WYFI Daily ETF	0.25%	12/16/2025
76	Tradr 2X Long AVAT Daily ETF	0.25%	12/16/2025
77	Tradr 2X Long BRUN Daily ETF	0.25%	12/16/2025
78	Tradr 2X Long BXBL Daily ETF	0.25%	12/16/2025
79	Tradr 2X Long Coinshares Daily ETF	0.25%	12/16/2025
80	Tradr 2X Long HDRN Daily ETF	0.25%	12/16/2025
81	Tradr 2X Long INFQ Daily ETF	0.25%	12/16/2025
82	Tradr 2X Long Merlin Daily ETF	0.25%	12/16/2025
83	Tradr 2X Long PRTX Daily ETF	0.25%	12/16/2025
84	Tradr 2X Short ALAB Daily ETF	0.25%	12/16/2025
85	Tradr 2X Short AMZN Daily ETF	0.25%	12/16/2025
86	Tradr 2X Short APLD Daily ETF	0.25%	12/16/2025
87	Tradr 2X Short BE Daily ETF	0.25%	12/16/2025
88	Tradr 2X Short CRDO Daily ETF	0.25%	12/16/2025
89	Tradr 2X Short FLY Daily ETF	0.25%	12/16/2025
90	Tradr 2X Short IREN Daily ETF	0.25%	12/16/2025
91	Tradr 2X Short NBIS Daily ETF	0.25%	12/16/2025
92	Tradr 2X Short OPEN Daily ETF	0.25%	12/16/2025
93	Tradr 2X Short QS Daily ETF	0.25%	12/16/2025
94	Tradr 2X Short QUBT Daily ETF	0.25%	12/16/2025
95	Tradr 2X Short TEM Daily ETF	0.25%	12/16/2025
96	Tradr 2X Short UPST Daily ETF	0.25%	12/16/2025
97	Tradr 2X Short WULF Daily ETF	0.25%	12/16/2025

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	Fund	Annual Fee	Approval Date
98	Tradr 2X Long Databricks Daily ETF	0.25%	12/16/2025
99	Tradr 2X Short Databricks Daily ETF	0.25%	12/16/2025
100	Tradr 2X Long XNDU Daily ETF	0.25%	12/16/2025
101	Tradr 2.5X Long COIN Daily ETF	0.25%	12/16/2025
102	Tradr 2.5X Long CRWV Daily ETF	0.25%	12/16/2025
103	Tradr 2.5X Long FIG Daily ETF	0.25%	12/16/2025
104	Tradr 2.5X Long GLXY Daily ETF	0.25%	12/16/2025
105	Tradr 2.5X Long HOOD Daily ETF	0.25%	12/16/2025
106	Tradr 2.5X Long IONQ Daily ETF	0.25%	12/16/2025
107	Tradr 2.5X Long IREN Daily ETF	0.25%	12/16/2025
108	Tradr 2.5X Long MARA Daily ETF	0.25%	12/16/2025
109	Tradr 2.5X Long NBIS Daily ETF	0.25%	12/16/2025
110	Tradr 2.5X Long RDDT Daily ETF	0.25%	12/16/2025
111	Tradr 2.5X Long RIOT Daily ETF	0.25%	12/16/2025
112	Tradr 2.5X Long RKLB Daily ETF	0.25%	12/16/2025
113	Tradr 2.5X Long TSLA Daily ETF	0.25%	12/16/2025
114	Tradr 2.5X Short IONQ Daily ETF	0.25%	12/16/2025
115	Tradr 2.5X Short TSLA Daily ETF	0.25%	12/16/2025
116	Tradr 2X Long SpaceX Daily ETF	0.25%	1/21/2026
117	Tradr 2X Long OpenAI Daily ETF	0.25%	1/21/2026
118	Tradr 2X Long ByteDance Daily ETF	0.25%	1/21/2026
119	Tradr 2X Long Anthropic Daily ETF	0.25%	1/21/2026
120	Tradr 2X Long Stripe Daily ETF	0.25%	1/21/2026
121	Tradr 2X Long Revolut Daily ETF	0.25%	1/21/2026
122	Tradr 2X Long Canva Daily ETF	0.25%	1/21/2026
123	Tradr 2X Short SpaceX Daily ETF	0.25%	1/21/2026
124	Tradr 2X Short OpenAI Daily ETF	0.25%	1/21/2026
125	Tradr 2X Short ByteDance Daily ETF	0.25%	1/21/2026
126	Tradr 2X Short Anthropic Daily ETF	0.25%	1/21/2026
127	Tradr 2X Short Stripe Daily ETF	0.25%	1/21/2026
128	Tradr 2X Short Revolut Daily ETF	0.25%	1/21/2026
129	Tradr 2X Short Canva Daily ETF	0.25%	1/21/2026
130	Tradr 2X Long QNT Daily ETF	0.25%	4/22/2026
131	Tradr 2X Short QNT Daily ETF	0.25%	4/22/2026
132	Tradr 2X Long ADI Daily ETF	0.25%	4/22/2026
133	Tradr 2X Long AXTI Daily ETF	0.25%	4/22/2026
134	Tradr 2X Long MPWR Daily ETF	0.25%	4/22/2026
135	Tradr 2X Long PDYN Daily ETF	0.25%	4/22/2026
136	Tradr 2X Long SIDU Daily ETF	0.25%	4/22/2026
137	Tradr 2X Long STX Daily ETF	0.25%	4/22/2026
138	Tradr 2X Long TER Daily ETF	0.25%	4/22/2026
139	Tradr 2X Long TTMI Daily ETF	0.25%	4/22/2026
140	Tradr 2X Long YSS Daily ETF	0.25%	4/22/2026
141	Tradr 2X Short CRML Daily ETF	0.25%	4/22/2026
142	Tradr 2X Short LITE Daily ETF	0.25%	4/22/2026
143	Tradr 2X Short MARA Daily ETF	0.25%	4/22/2026
144	Tradr 2X Short ONDS Daily ETF	0.25%	4/22/2026
145	Tradr 2X Short RDW Daily ETF	0.25%	4/22/2026
146	Tradr 2X Short SNDK Daily ETF	0.25%	4/22/2026
147	Tradr 2X Short STX Daily ETF	0.25%	4/22/2026
148	Tradr 2X Short USAR Daily ETF	0.25%	4/22/2026
149	Tradr 2X Short UUUU Daily ETF	0.25%	4/22/2026

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	Fund	Annual Fee	Approval Date
150	Tradr 2X Short WDC Daily ETF	0.25%	4/22/2026
151	Tradr 2X Long Kraken Daily ETF	0.25%	4/22/2026
152	Tradr 2X Long CBRS Daily ETF	0.25%	4/22/2026
153	Tradr 2X Long Anduril Daily ETF	0.25%	4/22/2026
154	Tradr 2X Long Plaid Daily ETF	0.25%	4/22/2026
155	Tradr 2X Long Ledger Daily ETF	0.25%	4/22/2026
156	Tradr 2X Short Kraken Daily ETF	0.25%	4/22/2026
157	Tradr 2X Short CBRS Daily ETF	0.25%	4/22/2026
158	Tradr 2X Short Anduril Daily ETF	0.25%	4/22/2026
159	Tradr 2X Short Plaid Daily ETF	0.25%	4/22/2026
160	Tradr 2X Short Ledger Daily ETF	0.25%	4/22/2026
161	Tradr 2X Long Applied Intuition Daily ETF	0.25%	4/22/2026
162	Tradr 2X Long Dataiku Daily ETF	0.25%	4/22/2026
163	Tradr 2X Long Celonis Daily ETF	0.25%	4/22/2026
164	Tradr 2X Short Applied Intuition Daily ETF	0.25%	4/22/2026
165	Tradr 2X Short Dataiku Daily ETF	0.25%	4/22/2026
166	Tradr 2X Short Celonis Daily ETF	0.25%	4/22/2026
167	Tradr 2X Long CIEN Daily ETF	0.25%	4/22/2026
168	Tradr 2X Long FANG Daily ETF	0.25%	4/22/2026
169	Tradr 2X Long FN Daily ETF	0.25%	4/22/2026
170	Tradr 2X Long FTAI Daily ETF	0.25%	4/22/2026
171	Tradr 2X Long IBRX Daily ETF	0.25%	4/22/2026
172	Tradr 2X Long LASR Daily ETF	0.25%	4/22/2026
173	Tradr 2X Long LHX Daily ETF	0.25%	4/22/2026
174	Tradr 2X Long LNG Daily ETF	0.25%	4/22/2026
175	Tradr 2X Long LSCC Daily ETF	0.25%	4/22/2026
176	Tradr 2X Long MKSI Daily ETF	0.25%	4/22/2026
177	Tradr 2X Long OWL Daily ETF	0.25%	4/22/2026
178	Tradr 2X Long Q Daily ETF	0.25%	4/22/2026
179	Tradr 2X Long RMBS Daily ETF	0.25%	4/22/2026
180	Tradr 2X Long SWMR Daily ETF	0.25%	4/22/2026
181	Tradr 2X Long TE Daily ETF	0.25%	4/22/2026
182	Tradr 2X Long VLO Daily ETF	0.25%	4/22/2026
183	Tradr 2X Short AAOI Daily ETF	0.25%	4/22/2026
184	Tradr 2X Short ORCL Daily ETF	0.25%	4/22/2026
185	Tradr 2X Short OWL Daily ETF	0.25%	4/22/2026
186	Tradr 2X Long SK hynix Daily ETF	0.25%	4/22/2026
187	Tradr 2X Short SK hynix Daily ETF	0.25%	4/22/2026
188	Tradr 2X Long AAON Daily ETF	0.25%	7/22/2026
189	Tradr 2X Long AEHR Daily ETF	0.25%	7/22/2026
190	Tradr 2X Long ASPI Daily ETF	0.25%	7/22/2026
191	Tradr 2X Long FORM Daily ETF	0.25%	7/22/2026
192	Tradr 2X Long GFS Daily ETF	0.25%	7/22/2026
193	Tradr 2X Long HAWK Daily ETF	0.25%	7/22/2026
194	Tradr 2X Long IPGP Daily ETF	0.25%	7/22/2026
195	Tradr 2X Long IVES Daily ETF	0.25%	7/22/2026
196	Tradr 2X Long KEEL Daily ETF	0.25%	7/22/2026
197	Tradr 2X Long LWLG Daily ETF	0.25%	7/22/2026
198	Tradr 2X Long MRAM Daily ETF	0.25%	7/22/2026
199	Tradr 2X Long ONTO Daily ETF	0.25%	7/22/2026
200	Tradr 2X Long SITM Daily ETF	0.25%	7/22/2026
201	Tradr 2X Long UMC Daily ETF	0.25%	7/22/2026

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	Fund	Annual Fee	Approval Date
202	Tradr 2X Long XMTR Daily ETF	0.25%	7/22/2026
203	Tradr 2X Short AAPL Daily ETF	0.25%	7/22/2026
204	Tradr 2X Short AXTI Daily ETF	0.25%	7/22/2026
205	Tradr 2X Short COHR Daily ETF	0.25%	7/22/2026
206	Tradr 2X Short DRAM Daily ETF	0.25%	7/22/2026
207	Tradr 2X Short META Daily ETF	0.25%	7/22/2026
208	Tradr 2X Short MSFT Daily ETF	0.25%	7/22/2026
209	Tradr 2X Short MU Daily ETF	0.25%	7/22/2026
210	Tradr 2X Long FCEL Daily ETF	0.25%	7/22/2026
211	Tradr 2X Long FIX Daily ETF	0.25%	7/22/2026
212	Tradr 2X Long FRVO Daily ETF	0.25%	7/22/2026
213	Tradr 2X Long IQMX Daily ETF	0.25%	7/22/2026
214	Tradr 2X Long NASA Daily ETF	0.25%	7/22/2026
215	Tradr 2X Long NXT Daily ETF	0.25%	7/22/2026
216	Tradr 2X Long QTUM Daily ETF	0.25%	7/22/2026
217	Tradr 2X Long QXO Daily ETF	0.25%	7/22/2026
218	Tradr 2X Long SANM Daily ETF	0.25%	7/22/2026
219	Tradr 2X Long SATL Daily ETF	0.25%	7/22/2026
220	Tradr 2X Long SECZ Daily ETF	0.25%	7/22/2026
221	Tradr 2X Long VISN Daily ETF	0.25%	7/22/2026
222	Tradr 2X Short ASTS Daily ETF	0.25%	7/22/2026
223	Tradr 2X Short IGV Daily ETF	0.25%	7/22/2026
224	Tradr 2X Short MRVL Daily ETF	0.25%	7/22/2026
225	Tradr 2X Short NASA Daily ETF	0.25%	7/22/2026
226	Tradr 2X Short NOW Daily ETF	0.25%	7/22/2026
227	Tradr 2X Short QTUM Daily ETF	0.25%	7/22/2026
228	Tradr Triple Threat 2X Long Memory Daily ETF	0.25%	7/22/2026
229	Tradr Triple Threat 2X Long Space Daily ETF	0.25%	7/22/2026
230	Tradr Triple Threat 2X Long Memory Daily ETF	0.25%	7/22/2026
231	Tradr 2X Long ABVX Daily ETF	0.25%	10/28/2026
232	Tradr 2X Long ACCV Daily ETF	0.25%	10/28/2026
233	Tradr 2X Long Advantest Daily ETF	0.25%	10/28/2026
234	Tradr 2X Long ALGM Daily ETF	0.25%	10/28/2026
235	Tradr 2X Long APPS Daily ETF	0.25%	10/28/2026
236	Tradr 2X Long BKNG Daily ETF	0.25%	10/28/2026
237	Tradr 2X Long CMI Daily ETF	0.25%	10/28/2026
238	Tradr 2X Long CMXT Daily ETF	0.25%	10/28/2026
239	Tradr 2X Long DB HiTek Daily ETF	0.25%	10/28/2026
240	Tradr 2X Long FSLY Daily ETF	0.25%	10/28/2026
241	Tradr 2X Long GigaDevice Semiconductor Daily ETF	0.25%	10/28/2026
242	Tradr 2X Long GTLB Daily ETF	0.25%	10/28/2026
243	Tradr 2X Long Hamamatsu Photonics Daily ETF	0.25%	10/28/2026
244	Tradr 2X Long Hitachi Daily ETF	0.25%	10/28/2026
245	Tradr 2X Long ILMN Daily ETF	0.25%	10/28/2026
246	Tradr 2X Long Keyence Daily ETF	0.25%	10/28/2026
247	Tradr 2X Long Kioxa Daily ETF	0.25%	10/28/2026
248	Tradr 2X Long Kyocera Daily ETF	0.25%	10/28/2026
249	Tradr 2X Long Minimax Daily ETF	0.25%	10/28/2026
250	Tradr 2X Long MTZ Daily ETF	0.25%	10/28/2026
251	Tradr 2X Long Nanya Technology Daily ETF	0.25%	10/28/2026
252	Tradr 2X Long P Daily ETF	0.25%	10/28/2026
253	Tradr 2X Long PWR Daily ETF	0.25%	10/28/2026

8 of 9

	Fund	Annual Fee	Approval Date
254	Tradr 2X Long Renesas Electronics Daily ETF	0.25%	10/28/2026
255	Tradr 2X Long Samsung Daily ETF	0.25%	10/28/2026
256	Tradr 2X Long SBE Daily ETF	0.25%	10/28/2026
257	Tradr 2X Long SHAZ Daily ETF	0.25%	10/28/2026
258	Tradr 2X Long SIMO Daily ETF	0.25%	10/28/2026
259	Tradr 2X Long Sivers Semiconductors Daily ETF	0.25%	10/28/2026
260	Tradr 2X Long SK Memory Giants Daily ETF	0.25%	10/28/2026
261	Tradr 2X Long Solidigm Daily ETF	0.25%	10/28/2026
262	Tradr 2X Long Soulbrain Daily ETF	0.25%	10/28/2026
263	Tradr 2X Long SWKS Daily ETF	0.25%	10/28/2026
264	Tradr 2X Long Taiyo Yuden Daily ETF	0.25%	10/28/2026
265	Tradr 2X Long TDK Daily ETF	0.25%	10/28/2026
266	Tradr 2X Long Toyo Electron Daily ETF	0.25%	10/28/2026
267	Tradr 2X Long Winbond Electronics Daily ETF	0.25%	10/28/2026
268	Tradr 2X Long XE Daily ETF	0.25%	10/28/2026
269	Tradr 2X Long Zai Daily ETF	0.25%	10/28/2026
270	Tradr 2X Short AMAT Daily ETF	0.25%	10/28/2026
271	Tradr 2X Short AVGO Daily ETF	0.25%	10/28/2026
272	Tradr 2X Short INTC Daily ETF	0.25%	10/28/2026
273	Tradr 2X Short LRCX Daily ETF	0.25%	10/28/2026
274	Tradr 2X Short QCOM Daily ETF	0.25%	10/28/2026
275	Tradr 2X Short SBE Daily ETF	0.25%	10/28/2026
276	Tradr 2X Short SK Memory Giants Daily ETF	0.25%	10/28/2026
277	Tradr 2X Short SNOW Daily ETF	0.25%	10/28/2026
278	Tradr 2X Short Solidigm Daily ETF	0.25%	10/28/2026

9 of 9